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                                                                    EXHIBIT 10.3

                                    AMENDMENT
                                     OF THE
               STONE CONTAINER CORPORATION 1993 STOCK OPTION PLAN
                           (Effective March 23, 1992)

               WHEREAS, Smurfit-Stone Container Corporation (the "Company") is the successor corporation to Stone Container Corporation, which established the Stone Container Corporation 1993 Stock Option Plan (the "Plan"); and

               WHEREAS, the Company now considers it desirable to amend the Plan;


               NOW, THEREFORE, pursuant to the power reserved to the Company by
Section 17 of the Plan, and by virtue of the authority delegated to the undersigned officer by resolution of the Company's Board of Directors, the Plan is hereby amended, effective as of July 1, 1999, by inserting the following paragraph at the end of Section 8 of the Plan:

                      "Notwithstanding the foregoing, the following restrictions shall apply to any 'cashless exercise' procedure made available by the Board of Directors under the Plan. The Board of Directors may make available, in its sole discretion, a special sale and remittance procedure pursuant to which an Optionee exercising an option concurrently provides irrevocable written instructions (i) to a brokerage firm designated by the Board of Directors to effect the immediate sale of a portion of the shares of common stock to be received pursuant to the option, and remit to the Company, out of the sale proceeds available on the settlement date, the minimum amount of funds required to cover the aggregate exercise price payable for such shares, plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise, and (ii) to the Company to deliver the certificates for the necessary shares of common stock directly to such brokerage firm in order to complete the sale. If the Board of Directors makes such a special sale and remittance procedure available, an Optionee exercising an option may pay the exercise price of the option with shares of common stock issuable upon exercise of the option (a 'cashless exercise'). In all other events, an Optionee exercising an option may not pay the exercise price of the option with shares of common stock issuable upon the option's exercise."

                                            * * *

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        IN WITNESS WHEREOF, on behalf of the Company, the undersigned officer has executed this amendment this 1st day of July, 1999.

                                            SMURFIT-STONE CONTAINER CORPORATION


                                             By:  /s/ Craig A. Hunt
                                             Its:   Vice President





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